PBF Logistics Increases Quarterly Distribution to $0.52 per Unit and
Announces Third Quarter 2019 Earnings Results

•	Third quarter net income attributable to the limited partners of $31.0 million, or $0.50 per common unit, EBITDA attributable to PBFX of $53.5 million and Adjusted EBITDA of $55.5 million

•	Twentieth consecutive quarterly distribution increase to $0.5200 per unit, representing a 73% increase to the Partnership’s minimum quarterly distribution

•	Maersk processing and storage agreement at East Coast Storage assets is underway

PARSIPPANY, NJ – October 31, 2019 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) today announced third quarter 2019 net income attributable to the limited partners of $31.0 million, or $0.50 per common unit. During the quarter, the Partnership generated cash from operations of approximately $39.8 million, earnings before interest, income taxes, depreciation, and amortization (“EBITDA”) of $53.5 million, Adjusted EBITDA of $55.5 million and distributable cash flow of $39.5 million. Included in reported results for the third quarter are $2.0 million, or $0.03 per common unit, of expenses related to the Torrance Valley Pipeline Company acquisition, non-cash unit-based compensation and environmental remediation costs associated with the East Coast Terminals.

“PBF Logistics’ assets operated well during the quarter and our results benefited from a full quarter of 100% ownership of the Torrance Valley Pipeline system. We continue to experience increased demand at several of our East Coast terminaling and storage facilities as a result of shifting supply dynamics as a result of lower East Coast refined product supply,” said PBF Logistics GP LLC Executive Vice President Matt Lucey. “Additionally, our processing and storage agreement with Maersk is underway and we are seeing increased demand for our available East Coast heated-storage assets as market participants position for the IMO fuel specification implementation on January 1, 2020.”

As of September 30, 2019, the Partnership had approximately $264.8 million of liquidity, including approximately $52.6 million in cash and cash equivalents, and access to approximately $212.2 million under its revolving credit facility.

Commencement of production and storage of 0.5% sulphur fuel on the U.S. East Coast
On February 14, 2019, PBF Logistics announced an agreement with A.P. Moller - Maersk (“Maersk”) to source and PBFX to process crude oil at CPI Operations LLC, a PBF Logistics LP terminal facility (“East Coast Storage assets”) in New Jersey, United States. The processing and storage arrangement is underway. The facility is currently processing feedstocks and providing products per the arrangement.

The agreement enables Maersk Oil Trading to supply IMO 2020-compliant 0.5% marine fuel to its customers on the US East Coast. Annual production will be around 1.25 million metric tonnes (mt), the equivalent of approximately 10% of A.P. Moller - Maersk’s annual fuel demand.

PBF Logistics Announces Increased Quarterly Distribution
The board of directors of PBF Logistics GP LLC, the Partnership’s general partner, declared a regular quarterly cash distribution of $0.52 per common unit. The distribution is payable on November 26, 2019, to unitholders of record at the close of business on November 14, 2019.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
The Partnership defines EBITDA as net income (loss) before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation and amortization expense. The Partnership defines EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation and amortization expense attributable to PBFX, which excludes results of acquisitions from affiliates of PBF Energy prior to the effective dates of such transactions. The Partnership defines Adjusted EBITDA as EBITDA attributable to PBFX excluding acquisition and transaction costs, non-cash unit-based compensation expense and items that meet the conditions of unusual, infrequent and/or non-recurring charges. The Partnership defines distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less cash interest, maintenance capital expenditures attributable to PBFX and income taxes. Distributable cash flow will not reflect changes in working capital balances. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with U.S. generally accepted accounting principles (“GAAP”).

EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of the Partnership’s condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
the Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of the Partnership’s assets to generate sufficient cash flow to make distributions to the Partnership’s unitholders;

•	the Partnership’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the economic returns on various investment opportunities.

The Partnership believes that the presentation of EBITDA, EBITDA attributable to PBFX and Adjusted EBITDA provides useful information to investors in assessing the Partnership’s financial condition and results of operations and assists in evaluating the Partnership’s ongoing operating performance for current and comparative periods. The Partnership believes that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance and provides investors with another perspective of the operating performance of the Partnership’s assets and the cash the Partnership’s business is generating. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, income from operations, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA, EBITDA attributable to PBFX,

Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in the Partnership’s industry, the Partnership’s definitions of such measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Conference Call Information
The Partnership will host a conference call and webcast regarding third quarter results and other business matters on Thursday, October 31, 2019, at 11:00 a.m. ET. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com. The call can also be accessed by dialing (866) 831-8713 or (203) 518-9822, conference ID: PBFXQ319. The audio replay will be available two hours after the end of the call through November 14, 2019, by dialing (800) 723-8184 or (402) 220-2668.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets, the possibility that the Partnership may not consummate any pending acquisitions, the Partnership’s plans for financing any pending acquisitions, and other risks inherent in PBFX’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)

Factors Affecting Comparability

The following tables present our results of operations, related operational information and reconciliations of net income and net cash provided by operating activities to EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow (all as defined below) of PBFX for the three and nine months ended September 30, 2019 and 2018. The financial information presented contains the financial results of PBFX and the Development Assets (as defined below) prior to the Development Assets Acquisition (as defined below) on July 31, 2018.

On April 24, 2019, we entered into a Contribution Agreement with PBF Energy Company LLC (“PBF LLC”), pursuant to which PBF LLC contributed to us all of the issued and outstanding limited liability company interests of TVP Holding Company LLC (“TVP Holding”), which held the remaining 50% equity interest in Torrance Valley Pipeline Company LLC (“TVPC”), for total consideration of $200.0 million (the “TVPC Acquisition”). Subsequent to the closing of the TVPC Acquisition on May 31, 2019, we own 100% of the equity interest in TVPC, and we no longer record a noncontrolling interest related to our ownership of TVPC.

On February 28, 2019, we closed on the transaction contemplated by the Equity Restructuring Agreement with PBF LLC and PBF Logistics GP, our general partner, pursuant to which PBFX’s incentive distribution rights (“IDRs”) held by PBF LLC were canceled and converted into 10,000,000 newly issued PBFX common units (the “IDR Restructuring”). Subsequent to the closing of the IDR Restructuring, no distributions were made to PBF LLC with respect to the IDRs, and the newly issued PBFX common units are entitled to normal distributions.

On October 1, 2018, we acquired Crown Point International LLC’s wholly-owned subsidiary, CPI Operations LLC (the “East Coast Storage Assets Acquisition”), whose assets include a storage facility with approximately four million barrels of multi-use storage capacity, an Aframax-capable marine facility, a rail facility, a truck terminal, equipment, contracts and certain other idled assets located on the Delaware River near Paulsboro, New Jersey (collectively, the “East Coast Storage Assets”). Additionally, the East Coast Storage Assets Acquisition includes an earn-out provision related to an existing commercial agreement with a third party, based on the results of restarting certain of the acquired idled assets, which recommenced operations on October 25, 2019.

On July 31, 2018, we acquired from PBF LLC all of the issued and outstanding limited liability company interests of: Toledo Rail Logistics Company LLC, whose assets consist of a loading and unloading rail facility located at PBF Holding Company LLC’s (“PBF Holding”) Toledo Refinery (the “Toledo Rail Products Facility”); Chalmette Logistics Company LLC, whose assets consist of a truck loading rack facility (the “Chalmette Truck Rack”) and a rail yard facility (the “Chalmette Rosin Yard”), both of which are located at PBF Holding’s Chalmette Refinery; Paulsboro Terminaling Company LLC, whose assets consist of a lube oil terminal facility located at PBF Holding’s Paulsboro Refinery (the “Paulsboro Lube Oil Terminal”); and DCR Storage and Loading Company LLC, whose assets consist of an ethanol storage facility located at PBF Holding’s Delaware City Refinery (the “Delaware Ethanol Storage Facility” and collectively with the Toledo Rail Products Facility, the Chalmette Truck Rack, the Chalmette Rosin Yard, and the Paulsboro Lube Oil Terminal, the “Development Assets”) (the “Development Assets Acquisition”). In connection with the Development Assets Acquisition, we entered into various commercial agreements with PBF Holding and assumed an existing commercial agreement with a third party.

On April 16, 2018, our wholly-owned subsidiary, PBF Logistics Products Terminals LLC (“PLPT”), completed the purchase of two refined product terminals located in Knoxville, Tennessee, which include product tanks, pipeline connections to the Colonial Pipeline Company and Plantation Pipe Line Company pipeline systems and truck loading facilities (the “Knoxville Terminals”) from Cummins Terminals, Inc. (the “Knoxville Terminals Purchase”).

The Development Assets Acquisition was a transfer between entities under common control. Accordingly, our financial information contained herein has been retrospectively adjusted to include the historical results of the Development Assets as if they were owned by us for all periods presented. The results of the Development Assets are included in the Transportation and Terminaling segment.

As a result of the factors above, the information included in the following tables is not necessarily comparable on a year-over-year basis.

Non-GAAP Financial Measures

We define EBITDA as net income (loss) before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation and amortization expense. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation and amortization expense attributable to PBFX, which excludes the results of acquisitions from PBF LLC prior to the effective dates of such transactions. We define Adjusted EBITDA as EBITDA attributable to PBFX excluding acquisition and transaction costs, non-cash unit-based compensation expense and items that meet the conditions of unusual, infrequent and/or non-recurring charges. We define distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less cash interest, maintenance capital expenditures attributable to PBFX and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is calculated by dividing distributable cash flow by our total distribution declared. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with U.S. generally accepted accounting principles (“GAAP”).

While EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with GAAP, they are supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the economic returns on various investment opportunities.

We believe that the presentation of EBITDA, EBITDA attributable to PBFX and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations and assists in evaluating our ongoing operating performance for current and comparative periods. We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance and it provides investors with another perspective of the operating performance of our assets and the cash our business is generating. However, EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, income from operations, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP in the Earnings Release Tables included herein.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue (a):
Affiliate	$78,026	$66,140	$224,014	$190,789
Third-party	8,351	4,416	23,958	12,606
Total revenue	86,377	70,556	247,972	203,395

Costs and expenses:
Operating and maintenance expenses (a)	28,356	20,803	86,825	61,407
General and administrative expenses	4,552	4,725	18,142	15,504
Depreciation and amortization	9,079	7,451	26,654	21,185
Total costs and expenses	41,987	32,979	131,621	98,096

Income from operations	44,390	37,577	116,351	105,299

Other expense:
Interest expense, net	(12,230)	(10,070)	(34,359)	(29,684)
Amortization of loan fees and debt premium	(444)	(497)	(1,339)	(1,256)
Accretion on discounted liabilities	(722)	—	(2,255)	—
Net income	30,994	27,010	78,398	74,359
Less: Net loss attributable to Predecessor	—	(80)	—	(2,443)
Less: Net income attributable to noncontrolling interest (g)	—	4,725	7,881	13,110
Net income attributable to the partners	30,994	22,365	70,517	63,692
Less: Net income attributable to the IDR holder (h)	—	3,641	—	10,011
Net income attributable to PBF Logistics LP unitholders	$30,994	$18,724	$70,517	$53,681

Net income per limited partner unit (i):
Common units - basic	$0.50	$0.42	$1.23	$1.25
Common units - diluted	0.50	0.42	1.23	1.25

Weighted-average limited partner units outstanding (i):
Common units - basic	62,361,974	44,518,365	57,314,382	42,965,502
Common units - diluted	62,460,669	44,612,522	57,385,166	43,015,817

Cash distribution declared per unit (e)	$0.5200	$0.5000	$1.5450	$1.4850

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Transportation and Terminaling Segment
Terminals
Total throughput (barrels per day (“bpd”)) (b)(d)	334,340	299,757	287,027	290,076
Lease tank capacity (average lease capacity barrels per month) (d)	2,088,044	1,713,988	2,229,890	1,970,347
Pipelines
Total throughput (bpd) (b)(d)	165,757	166,275	158,307	162,027
Lease tank capacity (average lease capacity barrels per month) (d)	1,388,849	1,548,747	1,355,645	1,553,509

Storage Segment
Storage capacity reserved (average shell capacity barrels per month) (d)	8,033,679	4,138,709	8,006,785	4,343,379

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$39,757	$52,255	$95,643	$117,582
Investing activities	(8,028)	(20,956)	(23,180)	(86,627)
Financing activities	849	(32,958)	(39,793)	(32,597)
Net change in cash	$32,578	$(1,659)	$32,670	$(1,642)

Other Financial Information:
EBITDA attributable to PBFX (c)	$53,469	$38,934	$132,825	$111,321
Adjusted EBITDA (c)	$55,451	$40,818	$146,744	$117,854
Distributable cash flow (c)	$39,538	$28,545	$99,074	$82,891
Quarterly distribution declared per unit (e)	$0.5200	$0.5000	$1.5450	$1.4850
Distributions (e):
Common units	$32,709	$23,028	$97,188	$66,792
IDR holder - PBF LLC (h)	—	3,641	—	10,011
Total distributions	$32,709	$26,669	$97,188	$76,803
Coverage ratio (c)	1.21x	1.07x	1.02x	1.08x
Capital expenditures, including acquisitions	$8,028	$20,956	$23,180	$86,627

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION (continued)
(Unaudited, in thousands)

	September 30,	December 31,
Balance Sheet Information:	2019	2018
Cash and cash equivalents (f)	$52,578	$19,908
Property, plant and equipment, net	856,203	862,117
Total assets	1,010,328	956,353
Total debt (f)	801,663	673,324
Total liabilities	903,193	763,163
Partners’ equity	107,135	23,718
Noncontrolling interest (g)	—	169,472
Total liabilities and equity	1,010,328	956,353

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$30,994	$27,010	$78,398	$74,359
Interest expense, net	12,230	10,070	34,359	29,684
Amortization of loan fees and debt premium	444	497	1,339	1,256
Accretion on discounted liabilities	722	—	2,255	—
Depreciation and amortization	9,079	7,451	26,654	21,185
EBITDA	53,469	45,028	143,005	126,484
Less: Predecessor EBITDA	—	(8)	—	(2,051)
Less: Noncontrolling interest EBITDA (g)	—	6,102	10,180	17,214
EBITDA attributable to PBFX	53,469	38,934	132,825	111,321
Non-cash unit-based compensation expense	1,271	1,052	5,622	4,549
Cash interest	(12,334)	(10,112)	(34,760)	(29,741)
Maintenance capital expenditures attributable to PBFX	(2,868)	(1,329)	(4,613)	(3,238)
Distributable cash flow	$39,538	$28,545	$99,074	$82,891

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$39,757	$52,255	$95,643	$117,582
Change in operating assets and liabilities	2,753	(16,245)	18,625	(16,233)
Interest expense, net	12,230	10,070	34,359	29,684
Non-cash unit-based compensation expense	(1,271)	(1,052)	(5,622)	(4,549)
EBITDA	53,469	45,028	143,005	126,484
Less: Predecessor EBITDA	—	(8)	—	(2,051)
Less: Noncontrolling interest EBITDA (g)	—	6,102	10,180	17,214
EBITDA attributable to PBFX	53,469	38,934	132,825	111,321
Non-cash unit-based compensation expense	1,271	1,052	5,622	4,549
Cash interest	(12,334)	(10,112)	(34,760)	(29,741)
Maintenance capital expenditures attributable to PBFX	(2,868)	(1,329)	(4,613)	(3,238)
Distributable cash flow	$39,538	$28,545	$99,074	$82,891

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of net income to EBITDA and Adjusted EBITDA (c):
Net income	$30,994	$27,010	$78,398	$74,359
Interest expense, net	12,230	10,070	34,359	29,684
Amortization of loan fees and debt premium	444	497	1,339	1,256
Accretion on discounted liabilities	722	—	2,255	—
Depreciation and amortization	9,079	7,451	26,654	21,185
EBITDA	53,469	45,028	143,005	126,484
Less: Predecessor EBITDA	—	(8)	—	(2,051)
Less: Noncontrolling interest EBITDA (g)	—	6,102	10,180	17,214
EBITDA attributable to PBFX	53,469	38,934	132,825	111,321
Acquisition and transaction costs	281	832	3,389	1,984
Non-cash unit-based compensation expense	1,271	1,052	5,622	4,549
East Coast Terminals environmental remediation costs	430	—	4,026	—
PNGPC tariff true-up adjustment	—	—	882	—
Adjusted EBITDA	$55,451	$40,818	$146,744	$117,854

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended September 30, 2019
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$73,269	$13,108	$—	$86,377
Depreciation and amortization	7,051	2,028	—	9,079
Income (loss) from operations	43,596	5,346	(4,552)	44,390
Interest expense, net, amortization of loan fees and debt premium and accretion on discounted liabilities	—	—	13,396	13,396
Capital expenditures	2,781	5,247	—	8,028

	Three Months Ended September 30, 2018
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$64,011	$6,545	$—	$70,556
Depreciation and amortization	6,524	927	—	7,451
Income (loss) from operations	38,599	3,703	(4,725)	37,577
Interest expense, net and amortization of loan fees and debt premium	—	—	10,567	10,567
Capital expenditures	20,199	757	—	20,956

	Nine Months Ended September 30, 2019
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$208,884	$39,088	$—	$247,972
Depreciation and amortization	20,831	5,823	—	26,654
Income (loss) from operations	120,676	13,817	(18,142)	116,351
Interest expense, net, amortization of loan fees and debt premium and accretion on discounted liabilities	—	—	37,953	37,953
Capital expenditures	15,014	8,166	—	23,180

	Nine Months Ended September 30, 2018
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$182,815	$20,580	$—	$203,395
Depreciation and amortization	18,408	2,777	—	21,185
Income (loss) from operations	109,059	11,744	(15,504)	105,299
Interest expense, net and amortization of loan fees and debt premium	—	—	30,940	30,940
Capital expenditures, including the Knoxville Terminals Purchase	85,782	845	—	86,627

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION (continued)
(Unaudited, in thousands)

	Balance at September 30, 2019
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$735,489	$225,921	$48,918	$1,010,328

	Balance at December 31, 2018
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$731,505	$219,326	$5,522	$956,353

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 4. Our results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenue - On May 31, 2019, we closed the TVPC Acquisition in which we acquired the remaining 50% equity interest in TVPC. As such, we now own 100% of the equity interest in TVPC and no longer record a noncontrolling interest related to our ownership of TVPC.

On October 1, 2018, we closed the East Coast Storage Assets Acquisition, which was accounted for as a business combination. As such, there was no revenue associated with the East Coast Storage Assets prior to our acquisition.

On July 31, 2018, we closed the Development Assets Acquisition with PBF LLC. Commercial agreements with PBF Holding for the Development Assets commenced subsequent to our acquisition, with the exception of an existing commercial agreement associated with the Paulsboro Lube Oil Terminal.

On April 16, 2018, our wholly-owned subsidiary, PLPT, closed the Knoxville Terminals Purchase, which was accounted for as a business combination. As such, there was no revenue associated with the Knoxville Terminals prior to our acquisition.

Operating and maintenance expenses - As a result of our acquisitions and the completion of certain organic growth projects, our operating expenses are not comparative to prior periods due to expenses associated with these assets.

(b) Calculated as the sum of the average throughput per day for each asset group for the periods presented.

(c) See “Non-GAAP Financial Measures” on page 5 for definitions of EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA, distributable cash flow and coverage ratio.

(d) Operating information reflects activity subsequent to our acquisitions, the execution of the commercial agreements with PBF Holding and the completion of certain organic growth projects.

(e)
On October 31, 2019, we announced a quarterly cash distribution of $0.5200 per limited partner unit based on the results of the third quarter of 2019. The distribution is payable on November 26, 2019 to PBFX unitholders of record at the close of business on November 14, 2019. The total distribution amounts include the expected distributions to be made related to third quarter earnings.

(f)
Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents from total debt. We believe this measurement is also useful to investors since we have the ability to, and may decide to, use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Our net debt as of September 30, 2019 and December 31, 2018 was $749,085 and $653,416, respectively.

(g)
Prior to the TVPC Acquisition, our wholly-owned subsidiary, PBFX Operating Company LLC (“PBFX Op Co”), held a 50% controlling equity interest in TVPC, with the other 50% equity interest in TVPC owned by TVP Holding, a subsidiary of PBF Holding. PBFX Op Co was the sole managing member of TVPC. We, through our ownership of PBFX Op Co, consolidated the financial results of TVPC and recorded a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated statements of operations included the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated balance sheets included the portion of net assets of TVPC attributable to TVP Holding.

Subsequent to the TVPC Acquisition, we own 100% of the equity interest in TVPC and no longer record a noncontrolling interest related to TVPC.

(h)
Subsequent to the closing of the IDR Restructuring, the IDRs were canceled and exchanged for 10,000,000 newly issued PBFX common units. No distributions were made to PBF LLC with respect to the IDRs for the three or nine months ended September 30, 2019, and the newly issued PBFX common units are entitled to normal distributions.

(i)
We base our calculation of net income per limited partner unit on the weighted-average number of limited partner units outstanding during the period and the amount of available cash that has been, or will be, distributed to the limited partners and IDR holders (prior to the IDR Restructuring) for that reporting period.